701 Koehler Avenue, Suite 7 Exhibit 99.1
Ronkonkoma, NY 11779
(631) 981-9700 - www.lakeland.com

Lakeland Industries to Report Q1 FY07
Conference Call on Thursday, June 8, 2006

RONKONKOMA, NY - June 2, 2006 -- Lakeland Industries, Inc. (NASDAQ: LAKE), a leading manufacturer of industrial protective clothing for industry, municipalities, healthcare and to first responders on the federal, state and local levels, will release its financial results for the 3 months ended April 30, 2006 after the public capital markets close on Thursday, June 8, 2006.

The call will be hosted by Christopher J. Ryan, Lakeland’s President and CEO and Gary Pokrassa, Lakeland’s Chief Financial Officer. Investors can listen to the call by dialing 800-370-0898 (Domestic) or 973-409-9260 (International).

For a replay of this call, dial 877-519-4471 (Domestic) or 973-341-3080 (International) and giving the Operator Pass Code 6151539.

For more information concerning Lakeland, please visit us at: www.lakeland.com